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                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 23, 2001 relating to the financial statements and financial statement schedules of Universal Hospital Services, Inc, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.




PricewaterhouseCoopers LLP

Minneapolis, MN
July 27, 2001